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EXHIBIT 10.58

                           DEBT MODIFICATION AGREEMENT

         THIS DEBT MODIFICATION AGREEMENT (this "AGREEMENT") is entered into as of the date set forth on the signature page to this Agreement, by and between TELENETICS CORPORATION, a California corporation (the "ISSUER"), and SHALA SHASHANI LUTZ D.B.A. SMC GROUP (the "HOLDER").

                                 R E C I T A L S

         WHEREAS, the Issuer is indebted to the Holder under that certain Secured Promissory Note dated December 30, 1997 in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000), as amended pursuant to that certain Amendment to Secured Promissory Note dated effective as of June 27, 2001 between the Issuer and the Holder (the "12% NOTE"); and whereas Holder is currently in first position as secured creditor.

         WHEREAS, the Issuer is indebted to the Holder under an obligation in the principal amount of Seventy-Five Thousand Dollars ($75,000) (the "8% OBLIGATION"). WHEREAS, the Issuer and the Holder desire to amend the terms of the 12% Note and the 8% Obligation (collectively, the "DEBTS") as provided herein.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. WAIVER OF DEFAULTS. The Holder hereby waives any and all defaults under the Debts that have occurred through the date hereof (collectively, "DEFAULTS"), and waives any and all consequences that arise from any such Defaults subject to issuers' good faith performance of the terms of this agreement.

         2. ACKNOWLEDGMENT OF INTEREST ACCRUAL START DATE. The Issuer and the Holder acknowledge and agree that the Issuer has paid to the Holder all interest accrued under the Debts through September 30, 2002. Accordingly, the parties agree that unpaid interest on the Debts began to accrue on October 1, 2002.

         3. DEFAULT CURE PERIOD. Notwithstanding anything to the contrary contained in the existing terms of the Debts, the parties agree that the Issuer shall have thirty (30) calendar days to cure a default that would otherwise result from the failure of the Issuer to make payments when due under the Debts.

         4. CHANGE IN PAYMENT TERMS OF 8% OBLIGATION. The principal balance of the 8% Obligation shall be payable in three (3) equal installments due on November 22, 2002, December 15, 2002, with the entire obligation to be paid by December 31, 2002. An interest payment in the amount of One Thousand One Hundred Ninety-Five and Thirty-Eight ($1,195.38, shall be payable on January 2, 2003. Upon payment of the three (3) monthly installments by December 31, 2002 and the one (1) interest payment described in this paragraph, the 8% Obligation shall be deemed satisfied in full.


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         5. CHANGES IN MATURITY DATE AND PAYMENT DUE DATES OF 12% NOTE. Sections
1(c) and 1(d) of the 12% Note are deleted and replaced with the following
Section 1(c):

                  "c) Principal and accrued interest on this Note shall be payable in twelve (12) monthly installments commencing on January 15, 2003 and continuing on the Fifteenth (15th) day of each month thereafter, with the last payment coming due on December 15, 2003. The first (1st) monthly payment shall be in the amount of Twenty-Five Thousand, Five Hundred Dollars ($25,500.00), which shall represent Eighteen Thousand Dollars ($18,000) in principal amount plus the interest that has accrued on the 12% Note between October 1, 2002 and December 31, 2002. Each of the second (2nd) through eleventh (11th) monthly payments shall be in an amount that represents Twenty Thousand Dollars ($20,000) in principal amount plus accrued and unpaid interest for the previous month. The final payment shall be in the amount of the then remaining principal balance plus accrued and unpaid interest for the previous month. Upon payment of the twelve (12) monthly installments, the 12% Note shall be deemed satisfied in full."

         6. AGREEMENT TO SUBORDINATE. Notwithstanding anything to the contrary contained in the terms of the 8% Obligation, the 12% Note or the Security Agreement dated as of March 31, 1998 (collectively, the "NOTE DOCUMENTATION"), the parties agree that at all times from and after the Subordination Date (as defined below), the Issuer's remaining indebtedness to the Holder under the Debts shall be subordinated to Senior Indebtedness (as defined below). For purposes of this provision, the "SUBORDINATION DATE" shall mean the date upon which the Issuer has repaid an aggregate of One Hundred Fifty Thousand Dollars ($150,000) in principal amount of the Debts, provided that the Issuer shall have cured any payment defaults occurring prior to that date. For purposes of this provision, "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid interest on all indebtedness of the Issuer incurred after the date of this Agreement for money borrowed from any bank, savings and loan or other financial institution that is in the business of making accounts receivable, inventory and other asset-based loans and The Holder shall promptly execute any and all documentation requested by the holder of the Senior Indebtedness to evidence and perfect the subordination provided for in this paragraph. Nevertheless, this subordination shall be effective only in the event that Issuer is in full compliance with this Agreement and the Note Documentation and that the issuer is generally paying its indebtedness to third parties as it becomes due and is not otherwise insolvent from a balance sheet perspective. Notwithstanding anything to the contrary, the Note Documentation evidencing the Debts have not been amended at any time and constitute duly authorized, valid binding and continuing agreements and obligations of Issuer, enforceable in accordance with its terms. Issuer has no claims, cross-claims, counter-claims, setoffs or defenses of any kind or nature which would in any way reduce or offset the debts under the Note Documentation. Issuer further acknowledges and agrees that the Debts are secured by a properly perfected security interest of a first priority senior to all other consensual liens.

         7. CONFESSION OF JUDGMENT. Concurrently with the execution of this Agreement, the Issuer shall execute and deliver to the Holder's counsel a Judgment by Confession, Stipulation for Entry of Judgment by Confession, Confession and Confession of Judgment and Attorney Certification in the forms agreed upon by the Issuer and the Holder (collectively, the "CONFESSION OF JUDGMENT DOCUMENTS"), all of which documents shall be approved in writing by the Officers and Board of Directors of Issuer. The Confession of Judgment Documents shall be held by counsel for the Holder and shall only be used consistent with the terms of this Agreement. If an event of default under the Debts shall have occurred and be continuing uncured after the expiration of applicable cure


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period of thirty days then the Holder shall have the right to file and have a court of competent jurisdiction enter the Confession of Judgment Documents. In the event that the pre-conditions for the filing and entering of the Confession of Judgment Documents are met, the Issuer's maximum liability shall be equal to the principal amount of the Debts plus interest accrued under the Debts on such principal amount through the entry of the Confession of Judgment Documents. The Issuer's liability shall be reduced by sums paid to the Holder pursuant to this Agreement. If the Issuer has repaid all principal and interest due under the Debts prior to the filing of the Confession of Judgment Documents, then the Holder and the Holder's counsel shall not file or enforce the Confession of Judgment Documents but instead shall immediately return them to the Issuer's counsel. Issuer acknowledges and agrees that it shall reimburse Holder for all fees and costs, including attorney fees, incurred in the collection, any litigation regarding and/or enforcement of the security interest and obligations set forth herein or contained in the Note Documentation.

         8. OTHER TERMS OF DEBTS. Except as modified or amended by the terms hereof, all other terms and conditions of the Debts and the Note Documentation shall remain in full force and effect. To the extent that any term of this Agreement conflicts with any term of the Note Documentation, the terms of this Agreement shall control.

          9. FURTHER REPRESENTATIONS AND AGREEMENTS.

                  (a) Each party represents that this Agreement and the Confession of Judgment Documents are the result of arms' length negotiations between the parties and have been freely and voluntarily entered into by such party.

                  (b) Each party represents and warrants to each other party and acknowledges that, in the negotiating and preparing this Agreement and the Confession of Judgment Documents, and with respect to the advisability of entering into this Agreement and the Confession of Judgment Documents, such party has been represented by counsel and relied upon counsel of such party's own choosing.

                  (c) The parties represent that they have each read this Agreement and the Confession of Judgment Documents, and each is fully aware of and understands all of the terms and the legal consequences thereof.

                  (d) The parties represent that the execution, delivery and performance of this Agreement and the Confession of Judgment Documents by such party does not and will not violate any provision of any law, rule, regulation, order, writ, injunction, decree, determination or award presently in effect having applicability to such party.

                  (e) Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

                  (f) Each party executing this Agreement represents and warrants that such party has the legal capacity and/or has been duly authorized to execute this Agreement.


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                  (g) All of the terms, conditions and provisions of this
         Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to choice of law principles. Any disputes arising under this Agreement shall be resolved in the federal or state courts located in the County of Orange, State of California.

                  (h) If any term, condition or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms, conditions and provisions of this Agreement nevertheless shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (i) This Agreement and all of its terms, conditions and provisions shall be binding upon and shall inure to the benefit of each of the parties and each of the parties' respective heirs, successors and assigns.

                  (j) This Agreement, together with the Note Documentation and Confession of Judgment Documents, contains the entire agreement and understanding concerning the Debts and replaces any prior or contemporaneous negotiations or agreements between the parties, whether written and/or oral, concerning the Debts.

                  (k) Each of the parties agrees that no particular party to this Agreement shall be deemed to be the author of this Agreement or any particular term, provision or condition of this Agreement. Each of the parties further agrees that any ambiguities in this Agreement shall be resolved, and the terms, provisions and conditions of this Agreement shall be construed and interpreted, without regard to which party may have suggested, drafted, revised, or otherwise authored this Agreement or any of its particular terms, provisions or conditions. Each of the parties further agrees that this Agreement shall be construed and interpreted as if drafted jointly by all of the parties.

                  (l) This Agreement may not be changed, altered or modified except in a writing signed by each of the parties and/or duly authorized representatives of each of the parties.

                  (m) This Agreement may be executed in counterparts, including facsimile counterparts, and all such executed counterparts, including with facsimile signatures, together shall constitute one original Agreement which shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the original or the same counterparts.

                  (n) Any notice, demand, request, waiver or other communication required or permitted to be given under this Agreement shall be in writing and shall be effective (a) upon hand delivery or by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:



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         If to Issuer:              Telenetics Corporation
                                    25111 Arctic Ocean
                                    Lake Forest, California 92630
                                    Attention: President
                                    Attention: Chief Financial Officer
                                    Telecopier: (949) 455-9324
                                    Telephone: (949) 455-4000

         with a copy (which copy
         shall not constitute notice
         to Telenetics) to:         Larry A. Cerutti, Esq.
                                    Rutan & Tucker, LLP
                                    611 Anton Boulevard, Suite 1400
                                    Costa Mesa, California 92626
                                    Telecopier: (714) 546-9035
                                    Telephone: (714) 641-5100

         If to Holder:              Shala Shashani Lutz D.B.A. SMC Group
                                    25371 Cheyenne Way
                                    Lake Forest, California 92630
                                    Telecopier: (949) 859-5907
                                    Telephone: (949) 859-5907

         with a copy (which copy
         shall not constitute notice
         to Holder) to:             Michael S. Kelly, Esq.
                                    Marshack Shulman Hodges & Bastian LLP
                                    26632 Towne Center Drive, Suite 300
                                    Foothill Ranch, CA  92610
                                    Telecopier: (949)340-3000
                                    Telephone: (949)340-3400

                  Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or about November 21, 2002, to memorialize an agreement intended by the parties to be effective as of that date.

"ISSUER"                                TELENETICS CORPORATION,
                                        a California corporation

                                        By: /s/ David L. Stone
                                            ------------------------------------
                                            David L. Stone, President



"HOLDER"                                    /s/ Shala Shashani Lutz
                                            ------------------------------------
                                            SHALA SHASHANI LUTZ d.b.a. SMC GROUP




                                    I am the Secretary of Telenetics
                                    Corporation, and I hereby certify that
                                    Telenetics Corporation has been duly
                                    authorized by resolution of the Board of Directors to enter into this Debt Modification Agreement with Shala Shashani Lutz and that David L, Stone its President is authorized to this Debt Modification Agreement on behalf of Telenetics Corporation.




                                                    George F. Rombach, Secretary